Exhibit 10.2

221 Crescent Street
Suite 401 Waltham, MA 02453 617-272-4600
Viridiantherapeutics.com

GENERAL RELEASE AND SEPARATION AND CONSULTING AGREEMENT

This General Release and Separation and Consulting Agreement (this “Agreement”) is made this 6th day of February 2023 (the “Separation Date”) by and between Viridian Therapeutics, a Delaware corporation (the “Company”), and Jonathan Violin, PhD (the “Dr. Violin”).

WHEREAS, Dr. Violin has provided services to the Company pursuant to that certain Employment Agreement by and between Dr. Violin and the Company, dated January 15, 2021 (the “Employment Agreement”);

WHEREAS, Dr. Violin has served as the President and Chief Executive Officer of the Company, and the Company and Dr. Violin wish to provide for an orderly succession in connection with the Company’s appointment of a new individual to succeed Dr. Violin in the role of President and Chief Executive Officer of the Company (the “Successor CEO”);

WHEREAS, in order to effect such an orderly succession, the Company and Dr. Violin wish to enter into this Agreement to address the termination of Dr. Violin’s employment with the Company which shall constitute an Involuntary Termination (as defined in the Employment Agreement); and

WHEREAS, the Company and Dr. Violin also wish to enter into a consulting arrangement to be effective upon the termination of Dr. Violin’s employment with the Company.

NOW, THEREFORE, subject to and in consideration of the mutual promises herein contained, the Company and Dr. Violin agree as follows:

1. SEPARATION DATE. Dr. Violin’s last date of employment with the Company shall be on the Separation Date. On the Separation Date, the Company will pay Dr. Violin all accrued salary, and all accrued and unused vacation earned through the Separation Date, subject to standard payroll deductions and withholdings. Dr. Violin will receive these payments regardless of whether or not Dr. Violin signs this Agreement. Dr. Violin shall cease to serve as a member of the Board of Directors of the Company (the “Board”) effective as of the Separation Date. Dr. Violin hereby covenants and agrees that he shall (i) deliver to the Company written notice of his resignation from his service as a member of the Board effective as of the Separation Date and (ii) resign from the Board effective as of the Separation Date. In connection with such resignation, Dr. Violin shall also resign all other positions that he holds (A) within the Company; (B) with any of the affiliates of the Company; and (C) with any other organization as to any position held at the request of, or as a representative of, the Company or its affiliates. Dr. Violin agrees to take any additional steps and sign any additional documentation that may be reasonably requested by the Company in order to give full effect or confirmation of such resignations.

2. SEVERANCE BENEFITS. If Dr. Violin timely signs and returns this Agreement and allows the release set forth herein to become effective no later than February 14, 2023, then the Company will provide Dr. Violin with the severance benefits set forth below (the “Severance Benefits”). Dr. Violin acknowledges and agrees that the Severance Benefits set forth below fully satisfy and exceed the Company’s obligations to Dr. Violin.

(a) Severance Pay. Dr. Violin shall receive continued payment of his annual base salary at the current rate of $50,100 per month for eighteen (18) months following the Separation Date (such period, the “Severance Period”), paid over the Company’s regular payroll schedule (“Salary Severance Pay”). The first installment of such Salary Severance Pay will be paid on the Company’s first regular payroll date that occurs at least seven (7) business days after the Effective Date as defined below. In addition, Dr. Violin shall receive a payment equal to his earned annual bonus for fiscal year 2022 to the extent accrued and unpaid as of the date of this Agreement, and such bonus shall be payable on the same date that annual cash bonuses are otherwise payable to other executives of the Company (the “Cash Bonus Severance”). Dr. Violin shall also be eligible to receive an amount equal to (i) $360,720 multiplied by (ii) a fraction with a numerator of 37 and a denominator of 365 (the “Pro-Rated Bonus Severance” and together with the Salary Severance Pay and Cash Bonus Severance, the “Severance Pay”). The Pro-Rated Bonus Severance will be paid on the Company’s first regular payroll date that occurs at least seven (7) business days after the Effective Date as defined below. No portion of the Severance Pay shall be payable until the Company has received the executed Agreement from Dr. Violin and Dr. Violin has not revoked Dr. Violin’s assent to the Agreement as provided in Section 9(c) of this Agreement.

(b) Equity Awards. Dr. Violin and the Company acknowledge and agree that (i) Dr. Violin currently holds options to purchase 1,369,280 shares of the Company’s common stock (the “Outstanding Options”), pursuant to the Company’s Equity Incentive Plan (the “Plan”); (ii) an amount equal to 638,739 shares subject to the Outstanding Options are vested as of the date of this Agreement (the “Currently Vested Options”), (iii) an amount equal to 730,541 shares subject to the Outstanding Options are unvested as of the date of this Agreement (the “Unvested Options”), and (iv) Dr. Violin holds no other equity awards under the Plan or otherwise as of the date of this Agreement. Subject to Dr. Violin’s execution and non-revocation of this Agreement, (A) 342,321 shares subject to Unvested Options shall fully vest on the Effective Date, provided that an additional 318,220 shares subject to Unvested Options that have not otherwise vested pursuant to this Section 2(b), and representing Unvested Options that would have otherwise been eligible to vest during the twelve-month period following the Consulting Term (as defined below), shall also be eligible to vest as set forth in Section 12(c) of this Agreement (such additional shares, the “Consulting Shares”) and (B) all of the Unvested Options that have not otherwise vested pursuant to this Agreement shall fully vest upon the consummation of a Change in Control (as defined in the Employment Agreement) in the event such Change in Control occurs on or prior to the fifteen (15) month anniversary of the Separation Date. Except as otherwise set forth in this Agreement, the Outstanding Options shall continue to be governed by the terms of the applicable grant notices, stock option agreements and the Plan.

(c) COBRA. To the extent provided by the federal COBRA law or, if applicable, state insurance laws, and by the Company’s current group health insurance policies, Dr. Violin will be eligible to continue his group health insurance benefits. Later, Dr. Violin may be able to convert to an individual policy through the provider of the Company’s health insurance, if Dr. Violin so wishes. If Dr. Violin timely elects continued coverage under

COBRA, the Company will pay Dr. Violin’s COBRA premiums to continue such coverage (including coverage for eligible dependents, if applicable) through the period (the “COBRA Premium Period”) starting on the Separation Date and ending on the earliest to occur of: (i) the last day of the Severance Period (ii) the date Dr. Violin becomes eligible for group health insurance coverage through a new employer; or (iii) the date Dr. Violin ceases to be eligible for COBRA continuation coverage for any reason, including plan termination. In the event Dr. Violin becomes covered under another employer’s group health plan or otherwise ceases to be eligible for COBRA during the COBRA Premium Period, then Dr. Violin must immediately notify the Company in writing of such event. The payments by the Company described in this Section 2(c) shall be subject to Dr. Violin’s execution and non-revocation of this Agreement.

3. OTHER COMPENSATION OR BENEFITS. Dr. Violin acknowledges that, except as expressly provided in this Agreement, he will not receive any additional compensation, severance or benefits after the Separation Date and is not entitled to any such additional payments or benefits (including pursuant to the Employment Agreement), with the exception of any vested right he may have under the express terms of a written ERISA-qualified benefit plan (e.g., 401(k) account).

4. EXPENSE REIMBURSEMENTS; ATTORNEYS’ FEES. Dr. Violin agrees that, within ten (10) days after the Separation Date, he will submit his final documented expense reimbursement statement reflecting all business expenses incurred by him through the Separation Date, if any, for which he seeks reimbursement. The Company will reimburse Dr. Violin for these expenses pursuant to its regular business practice. In addition, the Company will pay, or reimburse Dr. Violin for, any and all attorneys’ fees and costs incurred by Dr. Violin in connection with the review, negotiation and documentation of this Agreement, such payment or reimbursement to be made promptly upon (and no more than thirty (30) days after) receipt by the Company of an invoice and customary supporting documentation for such fees and costs. Such payments and reimbursements shall not exceed, in the aggregate, an amount equal to $31,000 (“Attorneys’ Fees”).

5. RETURN OF COMPANY PROPERTY. By signing below, Dr. Violin represents and warrants that he has returned to the Company all Company documents (and all copies thereof) and other Company property in his possession or control. Dr. Violin further represents that he has made a diligent search to locate any such documents, property and information. In addition, if Dr. Violin has used any personally owned computer, server, or e-mail system to receive, store, review, prepare or transmit any confidential or proprietary data, materials or information of the Company, then within five (5) business days after the Separation Date, if requested by the Company, Dr. Violin must provide the Company with a computer-useable copy of such information and then permanently delete and expunge such confidential or proprietary information from those systems without retaining any reproductions (in whole or in part); and Dr. Violin agrees to provide the Company access to his system, as requested, to verify that the necessary copying and deletion is done. Dr. Violin’s timely compliance with the provisions of this paragraph is a precondition to his receipt of the Severance Benefits provided hereunder.

6. PROPRIETARY INFORMATION OBLIGATIONS. Dr. Violin acknowledges his continuing obligations under his Invention Assignment, Non-Disclosure, and Business Protection Agreement, a copy of which is attached hereto as Exhibit A (the “Confidentiality and Inventions Assignment Agreement”). If Dr. Violin has any doubts as to the scope of the restrictions in the Confidentiality and Inventions Assignment Agreement, Dr. Violin should contact the legal department to assess compliance. As Dr. Violin knows, the Company will enforce its contractual rights. Confidential information that is also a “trade secret,” as defined by law, may be disclosed (A) if it is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition, in the event that Dr. Violin files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Dr. Violin may disclose the trade secret to his attorney and use the trade secret information in the court proceeding, if Dr. Violin: (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.

7. NONDISPARAGEMENT. Dr. Violin agrees not to disparage the Company or the Company’s officers, directors, employees, shareholders, parents, subsidiaries, affiliates, and agents, in any manner likely to be harmful to them or their business, business reputation or personal reputation; provided that Dr. Violin may respond accurately and fully to any question, inquiry or request for information when required by legal process. Notwithstanding the foregoing, nothing in this Agreement shall limit Dr. Violin’s right to voluntarily communicate with the Equal Employment Opportunity Commission, United States Department of Labor, the National Labor Relations Board, the Securities and Exchange Commission, other federal government agency or similar state or local agency or to discuss the terms and conditions of his employment with others to the extent expressly permitted by Section 7 of the National Labor Relations Act; provided however, as outlined in Section 9(d) of this Agreement, Dr. Violin agrees and understands that he is waiving any and all rights he may have to individual relief based on any claims that he has released and any rights he has waived by sighing this Agreement, to the maximum extent the law permits. The Company agrees that it shall not disparage Dr. Violin and that it shall use its reasonable efforts to cause its “executive officers” (as such term is defined by Rule 3b-7 under the U.S. Securities Exchange Act of 1934, as amended) and its members of the Board to not disparage Dr. Violin; provided that any such individual may respond accurately and fully to any question, inquiry or request for information when required by legal process. Notwithstanding the foregoing, a party shall not be considered to have violated this Section 7 if it truthfully responds to public comments made by the other party in violation of this Section 7.

8. NO ADMISSIONS. Dr. Violin understands and agrees that the promises and payments in consideration of this Agreement shall not be construed to be an admission of any liability or obligation by the Company to Dr. Violin or to any other person, and that the Company makes no such admission. Furthermore, this Agreement does not constitute an admission by the Company of any wrongful action or violation of any federal, state, or local statute, or common law rights, including those relating to the provisions of any law or statute concerning employment actions, or of any other possible or claimed violation of law or rights.

9. RELEASE OF CLAIMS.

(a) General Release. In exchange for the consideration provided to Dr. Violin under Section 2 of this Agreement to which Dr. Violin would not otherwise be entitled, Dr. Violin hereby generally and completely releases the Company, and its former, current and future affiliated, related, parent, division and subsidiary entities, and its and their former, current and future directors, officers, employees, shareholders, partners, agents, representatives, attorneys, predecessors, successors, insurers, reinsurers, affiliates, and assigns, and all persons and entities operating by, through, under or in concert with any of them (collectively, the “Released Parties”), individually or collectively, and each in their business and personal capacities, from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to or on the date Dr. Violin signs this Agreement (collectively, the “Released Claims”).

(b) Scope of Release. The Released Claims include, but are not limited to: (i) all claims arising out of or in any way related to Dr. Violin’s employment with the Company, or the termination of that employment; (ii) all claims related to Dr. Violin’s compensation or benefits from the Company, including salary, bonuses, commissions, vacation, expense reimbursements, overtime, severance pay, fringe benefits, stock, stock options, or any other ownership, equity, or profits interests in the Company; (iii) all claims for breach of contract (including with respect to the Employment Agreement), wrongful termination, and breach of the implied covenant of good faith and fair dealing; (iv) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (v) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the National Labor Relations Act, Title VII of the Civil Rights Act of 1964, Sections 1981 through 1988 of Title 42 of the United States Code, the Employee Retirement Income Security Act, the Immigration Reform and Control Act, the Americans with Disabilities Act, the Age Discrimination in Employment Act (including, without limitation, the Older Workers’ Benefit Protection Act), the Family and Medical Leave Act, the Occupational Safety and Health Act, the Consolidated Omnibus Budget Reconciliation Act of 1985, Executive Order 11246, the federal Workers Adjustment and Retraining Notification Act and/or the Sarbanes-Oxley Act of 2002, Public Law 107-204, including whistleblowing claims under 18 U.S.C. §§ 1514A and 1513(e); any claim that any of the Released Parties violated any other federal, state or local statute, law, regulation or ordinance; any claim of unlawful discrimination of any kind; any public policy, contract, tort, or common law claim; and any claim for costs, fees, or other expenses including attorneys’ fees incurred in these matters (other than the Attorneys’ Fees). Dr. Violin specifically understands that this general release of claims includes, without limitation, a release of all claims arising out of the Massachusetts Fair Employment Practices Act., Mass. Gen. Laws ch. 151B, § 1 et seq., the Massachusetts Civil Rights Act, Mass. Gen. Laws ch. 12, §§ 11H and 11I, the Massachusetts Equal Rights Act, Mass. Gen. Laws. ch. 93, § 102 and Mass. Gen. Laws ch. 214, § 1C, the Massachusetts Labor and Industries Act, Mass. Gen. Laws ch. 149, § 1 et seq., Mass. Gen. Laws ch. 214, § 1B (Massachusetts right of privacy law), the Massachusetts Parental Leave Act, Mass. Gen. Laws ch. 149, § 105D, the Massachusetts Small Necessities Leave Act, Mass. Gen. Laws ch. 149, § 52D, the Massachusetts Earned Sick Time Law, M.G.L. c.149, § 148C, and the Massachusetts Family and Medical Leave law, G.L. c. 175M, et. seq., all as amended, and to the extent applicable, the Colorado Anti-Discrimination Act, the Lawful Off-Duty Activities Statute, the Personnel Files Employee Inspection Right Statute, the Colorado Labor Peace Act, the Colorado Labor Relations Act, the Colorado Equal Pay Act, the Colorado Minimum Wage Order, and any other state or local laws that may lawfully be waived and all other statutory, common law or other claims of any nature, under any common law theory or any federal, state or local statute or ordinance not expressly referenced above, to the fullest extent permitted by law.

Dr. Violin further acknowledges that he is unaware of any facts that would support a claim against the Released Parties for violation of the Fair Labor Standards Act, and the Massachusetts Wage Act and State Overtime Law or any other law governing the payment of wages or compensation. Without limiting the forgoing paragraph, this release includes any wage and hour related claims arising out of or in any way connected with Dr. Violin’s employment with the Company, including, but not limited to, claims under any federal, state or local laws, regulations or ordinances, the Fair Labor Standards Act, the Massachusetts Payment of Wages Act, M.G.L. c. 149, Section 148 thereof (including claims for unpaid wages), Massachusetts Overtime law and regulations, M.G.L. c. 151, and the Meal Break law and regulations, as provided in M.G.L. c. 149, and any other claims for unpaid or delayed payment of wages, overtime, missed or interrupted meal periods, interest, attorneys’ fees, costs, expenses, liquidated damages, treble damages or damages of any kind to the maximum extent permitted by federal, state and local law.

(c) Age Discrimination in Employment Act (“ADEA”) Waiver/Consideration Period/Effective Date. Dr. Violin acknowledges that he is knowingly and voluntarily waiving and releasing any rights he may have under the Older Workers Benefit Protection Act (OWBPA) and the ADEA and that the consideration given for this waiver is in addition to anything of value to which Dr. Violin is already entitled. Dr. Violin further acknowledges that he has been advised, as required by the ADEA and OWBPA, that: (i) his waiver does not apply to any rights or claims that may arise after the date that he signs this Agreement; (ii) he is advised to consult with an attorney prior to signing this Agreement (although Dr. Violin may choose voluntarily not to do so); (iii) DR. VIOLIN HAS A PERIOD OF TWENTY-ONE (21) DAYS WITHIN WHICH TO REVIEW AND CONSIDER WHETHER OR NOT TO SIGN THIS AGREEMENT. IN THE EVENT THAT DR. VIOLIN EXECUTES THIS AGREEMENT WITHIN LESS THAN TWENTY-ONE (21) DAYS AFTER THE DATE IT WAS DELIVERED TO HIM, DR. VIOLIN ACKNOWLEDGES THAT SUCH DECISION WAS ENTIRELY VOLUNTARY AND WITH FULL KNOWLEDGE THAT HE HAD THE OPPORTUNITY TO CONSIDER THIS AGREEMENT FOR THE ENTIRE TWENTY-ONE (21) DAY PERIOD; (iv) Dr. Violin has seven (7) days following the date he signs this Agreement to revoke his acceptance of this Agreement by providing written notice of his revocation to the Company’s Senior Vice President & General Counsel at lmeisner@viridiantherapeutics.com in a manner such that it is received by or before end of the seven (7) day revocation period; and (v) this Agreement will not be effective until the date upon which the revocation period has fully expired, which will be the eighth day after Dr. Violin signs this Agreement and provided that Dr. Violin does not timely revoke his acceptance of this Agreement (the “Effective Date”). Any modifications to this Agreement, whether material or immaterial, will not restart the twenty-one (21) day consideration period.

(d) Excluded Claims. Notwithstanding the foregoing, the following are not included in the Released Claims (the “Excluded Claims”): (i) any rights or claims for indemnification Dr. Violin may have pursuant to any written indemnification agreement with the Company to which Dr. Violin is a party or under the organizational documents of the Company or under applicable law; (ii) any rights which are not waivable as a matter of law; (iii) any rights under any Company benefit plan, or any plan or agreement related to equity ownership in the Company, that arise from facts or circumstances that occur following the date Dr. Violin executes this Agreement; and (iv) any claims for breach of this Agreement. Dr. Violin hereby represents and warrants that, other than the Excluded Claims, he is not aware of any claims he has or might have against any of the Released Parties that are not included in the Released Claims. Dr. Violin understands that nothing in this Agreement limits his ability to file a charge or complaint with the Equal Employment Opportunity Commission, the Department of Labor, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Government Agencies”). Dr. Violin further understands this Agreement does not limit his ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. While this Agreement does not limit his right to receive an award for information provided to the Securities and Exchange Commission and the Occupational Safety and Health Administration, he understands and agrees that, to maximum extent permitted by law, he is otherwise waiving any and all rights he may have to individual relief based on any claims that he has released and any rights he has waived by signing this Agreement.

10. REPRESENTATIONS. Dr. Violin hereby represents that (i) the consideration given to him in exchange for the waiver and release in this Agreement is in addition to anything of value to which he was already entitled; (ii) Dr. Violin has been paid all compensation owed and for all hours worked, has received all the leave and leave benefits and protections for which he is eligible, pursuant to the Family and Medical Leave Act, MA Family and Medical Leave law or otherwise, and has not suffered any on-the- job injury for which he has not already filed a claim. Dr. Violin affirms that all of the decisions of the Released Parties regarding his pay and benefits through the date of his execution of this Agreement were not discriminatory based on age, disability, race, color, sex, religion, national origin or any other classification protected by law. Dr. Violin affirms that he has not filed or caused to be filed, and is not presently a party to, a claim against any of the Released Parties. Dr. Violin further affirms that he has no known workplace injuries or occupational diseases. Dr. Violin acknowledges and affirms that he has not been retaliated against for reporting any rights protected by law, including any rights protected by the Fair Labor Standards Act, the Family Medical Leave Act or any related statute or local leave or disability accommodation laws, or any applicable state workers’ compensation law.

11. COMPLIANCE AFFIRMATION. Dr. Violin affirms that he is not aware of any actual, potential or alleged compliance irregularities concerning the Company that he has not already reported to the proper Company employees.

12. CONSULTING DUTIES AND RESPONSIBILITIES; FUTURE COOPERATION.

(a) For the period commencing on the Separation Date and ending on the twelve (12) month anniversary of the Separation Date (the “Consulting Term”), Dr. Violin agrees to be available to provide such consulting services as may be reasonably requested from to time by the Successor CEO and/or Board, provided that Dr. Violin’s rate of providing services shall not constitute more than 20% of the average level of services Dr. Violin performed in the thirty-six (36) months prior to the Separation Date. Dr. Violin will use his good faith efforts to perform such consulting services to the best of his abilities. The consulting services described in this Section 12(a) shall be referred to herein as the “Consulting Services”.

(b) During the Consulting Term, the relationship of Dr. Violin to the Company will be that of an independent contractor, and Dr. Violin shall have no authority to bind or represent the Company and the Company shall have no right to direct or control the manner in which Dr. Violin performs the Consulting Services hereunder. Nothing in this Agreement shall be construed to create, during the Consulting Term, any association, partnership, joint venture, employment, or agency relationship between Dr. Violin and the Company for any purpose. During the Consulting Term, Dr. Violin shall not be eligible to participate in any vacation, group medical or life insurance, disability, profit sharing or retirement benefits, or any other fringe benefits or benefit plans offered by the Company to its employees (other than in connection with the provision of the COBRA benefits described in Section 2(c) of this Agreement).

(c) During the Consulting Term, Dr. Violin will be considered to remain in continuous service with the Company and will not incur a break in service as of the Separation Date for purposes of his Outstanding Options, including with respect to the continued vesting of his Outstanding Options that are Consulting Shares. During the Consulting Term, the Consulting Shares (which represent a portion of the Unvested Options after giving effect to the accelerated vesting provided under Section 2(b) of this Agreement) will continue to vest in accordance with the existing monthly vesting schedule (with each monthly vesting installment during this period covering the same number of shares of common stock as were covered prior to the credit for accelerated vesting under Section 2(b)), subject to Dr. Violin’s continued service through the applicable vesting dates. Such continued vesting of the Consulting Shares shall be the only consideration payable to Dr. Violin in exchange for his services during the Consulting Term. The Currently Vested Options and the portion of the Unvested Options that vest in accordance with Section 2(b) and this Section 12(c) (the “Vested Options”) shall remain exercisable during the Consulting Term. No later than the Separation Date, Dr. Violin shall be permitted to elect to extend the period during which such Vested Options may be exercised through the earlier to occur between (i) the expiration date applicable to each such Vested Option under the terms of the applicable grant notices and stock option agreements and (ii) ten years from the date of grant of such Vested Options. Except as otherwise set forth in this Agreement, the Outstanding Options shall continue to be governed by the terms of the applicable grant notices, stock option agreements and the Plan. Any income recognized by Dr. Violin upon the exercise of Currently Vested Options or Vested Options that vest pursuant to Section 2(b) of this Agreement shall be subject to applicable tax withholding and reporting by the Company. The Company will not be responsible for withholding or paying any income, payroll, Social Security or other federal, state or local taxes, making any insurance contributions, including unemployment or disability, or obtaining worker’s compensation insurance on Dr. Violin’s behalf with respect to any income recognized by Dr. Violin upon the exercise of Consulting Shares that become Vested Options in accordance with this Section 12(c). Instead, Dr. Violin shall be responsible for, and shall indemnify the Company against, all such taxes or contributions, including penalties and interest.

(d) Dr. Violin agrees to be available either in person, by email, by teleconference or by telephone to answer any questions about the work he performed for the Company or about facts and circumstances arising during the time he performed work for the Company. Dr. Violin agrees to provide reasonable assistance to the Company as reasonably requested by the Company with respect to any pending investigations, claims, audits, inquiries from regulatory agencies, litigation, corporate filings, or other financial concerns of the Company that relate to either the duties Dr. Violin was responsible for performing for the Company or that relate to the period of time during which Dr. Violin provided services to the Company. Reasonable Assistance includes, but is not limited to, providing information and materials to the Company’s in-house or outside counsel upon reasonable notice. Dr. Violin agrees to be available at mutually convenient times during and outside of regular business hours as reasonably requested by the Company, its in-house counsel or outside counsel. The Company shall not utilize this Section 12 to require Dr. Violin to be available to an extent that would unreasonably interfere with full-time employment responsibilities that Dr. Violin may have.

13. BREACH. Dr. Violin agrees that upon any breach of this Agreement he will forfeit all amounts paid or owing to him under this Agreement, to the fullest extent the law permits. Further, the parties acknowledges that it may be impossible to assess the damages caused by Dr. Violin’s violation of the terms of Sections 7, 8 and 9 of this Agreement or the Company’s violation of the terms of Section 7 of this Agreement and further agree that any threatened or actual violation or breach of those Sections of this Agreement will constitute immediate and irreparable injury to the non-breaching party. The parties therefore agree that with respect to any such breach, in addition to any and all other damages and remedies available to the non-breaching party, the non-breaching party shall be entitled to an injunction to prevent further violation or breach of this Agreement. The parties further agree that if either party brings a legal or equitable action to enforce this Agreement and is successful in whole or part, the successfully enforcing party may recover from the other party all of the costs, including reasonable attorney’s fees, incurred in enforcing the terms of this Agreement.

14. MEDICARE. Dr. Violin warrants that he is not a Medicare beneficiary as of the date of this Agreement, and no conditional payments have been made by Medicare on his behalf. The parties have attempted to resolve this matter in compliance with both state and federal law and it is believed that the terms adequately consider and protect Medicare’s interest and do not reflect any attempt to shift responsibility of treatment to Medicare pursuant to 42 U.S.C. Sec. 1395y(b). While Dr. Violin warrants that he is not and has never been a Medicare beneficiary and thus there is no obligation to report this settlement to the Center for Medicare, Medicaid Services (“CMS”) pursuant to 42 U.S.C 1395y(b), if it is ever determined that Dr. Violin is/was such a beneficiary, Dr. Violin acknowledges his duty to cooperate with the Company in order to allow it and/or the Responsible Reporting Entity (“RRE”) to fulfill the obligation to comply with any reporting requirement under such law. Dr. Violin agrees to provide CMS with any and all information necessary for it and/or the RRE to comply with Section 111 of MMSEA. The parties acknowledge and understand that any present or future action by CMS or Medicare on this settlement, or Dr. Violin’s eligibility or entitlement to Medicare or Medicare payments, will not render this Agreement void or ineffective, or in any way affect the finality of this liability settlement.

15. GENERAL. This Agreement, and the Confidentiality and Inventions Assignment Agreement, constitute the complete, final allegation of corporate fraud or other wrongdoing by any of the Released Parties, or for exercising and exclusive embodiment of the entire agreement between Dr. Violin and the Company with regard to this subject matter. This Agreement is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties or representations (including, for the avoidance of doubt, the Employment Agreement other than Sections 6 (“Proprietary Information, Inventions, Non-Solicitation and Non-Competition Obligations”), 9 (“Cooperation with Company After Termination of Employment”) and 10 (“Disputes”), 12 (“Tax Provisions”) and Section 13(g) (“Survival; Severability”)). This Agreement may not be modified or amended except in a writing signed by both Dr. Violin and a duly authorized officer of the Company. This Agreement will bind the heirs, personal representatives, successors and assigns of both Dr. Violin and the Company and inure to the benefit of both Dr. Violin and the Company, their heirs, successors and assigns. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement and the provision in question will be modified by the court so as to be rendered enforceable to the fullest extent permitted by law, consistent with the intent of the parties. Provided however, that in the event the General Release provision of this Agreement (Section 9 of this Agreement) is found to be invalid, illegal, and/or unenforceable, Dr. Violin agrees to provide the Released Parties with a full and General Release that is not invalid, illegal and/or unenforceable, without payment of additional consideration. The language of all parts of this Agreement shall be construed as a whole, according to its fair meaning, and not strictly for or against either party. This Agreement will be deemed to have been entered into and will be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts as applied to contracts made and to be performed entirely within Massachusetts.

Failure to insist on compliance with any term, covenant or condition contained in this Agreement shall not be deemed a waiver of that term, covenant or condition, nor shall any waiver or relinquishment of any right or power contained in this Agreement at any one time or more times be deemed a waiver or relinquishment of any right or power at any other time or times.

This Agreement may be executed in counterparts, and when each party has signed and delivered at least one such counterpart, each counterpart shall be deemed an original, and, when taken together with other signed counterparts, shall constitute an agreement, which shall be binding upon and effective as to all parties. Facsimile, scanned, or electronic signatures shall be valid and effective for all purposes.

By Dr. Violin’s execution of this Agreement, Dr. Violin represents that he has read the foregoing Agreement, fully understands the terms and conditions of this Agreement, and is voluntarily executing the same. In entering into this Agreement, Dr. Violin did not rely on any representation, promise or inducement made by the Company, with the exception of the consideration described in this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above

VIRIDIAN THERAPEUTICS, INC.

By:	/s/ Tomas Kiselak
Name: Tomas Kiselak
Title: February 6, 2023

JONATHAN VIOLIN, PHD

/s/ Jonathan Violin

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